Exhibit (a)(1)(J)

FORM OF COMMUNICATION TO ELIGIBLE OPTIONHOLDERS

REJECTING THE ELECTION FORM OR ELIGIBLE OPTION INFORMATION

SHEET UNDER THE EXCHANGE OFFER

Date:

To:

From:   Luna Innovations Incorporated

Re:	Rejected Election Form and Eligible Option Information Sheet Under Exchange Offer

Unfortunately, your Election Form and/or Eligible Option Information Sheet regarding our Exchange Offer was either inaccurate, incomplete or improperly signed and was not accepted for the following reason(s):                                                 . If you wish to participate in the Exchange Offer, please complete and execute the attached Election Form and/or Eligible Option Information Sheet and deliver the documents to Luna Innovations so they are received before 12:00 midnight, U.S. Eastern Time, on October 18, 2010 (or such later date as may apply if this Exchange Offer is extended), by one of the following means:

By Mail or Courier

Luna Innovations Incorporated

1 Riverside Circle, Suite 400

Roanoke, VA 24016

Attention: Kimberly Bush, Stock Plan Administrator

Phone: (540) 769-8467

By Facsimile

Luna Innovations Incorporated

Attention: Kimberly Bush, Stock Plan Administrator

Facsimile: (540) 769-8401

By Hand or Interoffice Mail (Before 5:00 p.m. U.S. Eastern Time on October 18, 2010)

Attention: Kimberly Bush, Stock Plan Administrator

By Email (By PDF or similar imaged document file)

stockadmin@lunainnovations.com.

Please ensure that you receive a confirmation of receipt from us after you submit your revised Election Form and/or Eligible Option Information Sheet. If we do not receive a properly completed and signed Election Form and/or Eligible Option Information Sheet from you before the expiration of the Exchange Offer at 12:00 midnight, U.S. Eastern Time, on October 18, 2010, all Eligible Options currently held by you will remain outstanding according to their existing terms.

You should direct questions about the Exchange Offer or requests for assistance (including requests for additional or paper copies of the Exchange Offer, the Election Form, your Eligible Option Information Sheet or other documents relating to this Exchange Offer) to Kimberly Bush, Luna Innovations’ Stock Plan Administrator at 1 Riverside Circle, Suite 400, Roanoke, VA 24016 or by calling (540) 769-8467 or sending an email to stockadmin@lunainnovations.com.